Exhibit 99.2

INSTRUCTIONS FOR VOTING BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the Special Meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD. You can mark and sign the proxy card below and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET. You can go to the Internet website (http://www.midcarolinabank.com/proxy) and click on the link for “proxy voting.” When you are prompted for your “control number,” enter the number that appears above your printed name at the top on the reverse side of this proxy card, and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card and in our proxy statement for the Special Meeting. You should note that you may vote by Internet only until 5:00 p.m. EDT on June 13, 2011, which is the day before the Special Meeting date. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Charles T. Canaday, Jr., F. D. Hornaday III and John H. Love (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of MidCarolina Financial Corporation (the “Corporation”) held of record by the undersigned on April 26, 2011, at the Special Meeting of the Corporation’s shareholders (the “Special Meeting”) held at the Best Western Burlington Inn, located at 700 Huffman Mill Road, Burlington, North Carolina, at 4:00 p.m. EDT, on June 14, 2011, and at any adjournments of the meeting.

The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	PROPOSAL TO APPROVE AGREEMENT AND PLAN OF REORGANIZATION. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of December 15, 2010, between American National Bankshares Inc. (“American”) and the Corporation, and a related Plan of Merger (together, the “merger agreement”), whereby the Corporation will merge with and into a newly-formed subsidiary of American upon the terms and subject to the conditions set forth in the merger agreement.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 1.

2.	PROPOSAL TO APPROVE ADJOURNMENT. To consider and vote on a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

☐  FOR                     ☐  AGAINST                     ☐  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

3.	OTHER MATTERS. On any other matters properly presented for action by shareholders at the Special Meeting or any adjournments or postponements thereof, and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

If you choose to appoint the Proxies by proxy card, please date and sign this proxy card on the reverse side, then fold and return the entire sheet in the envelope provided.

You need not return a proxy card if you appoint the Proxies by Internet.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed in this proxy card. In the absence of any instruction on Proposal1 or on Proposal 2, the Proxies may vote those shares “FOR” that Proposal. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting either by submitting to the Corporation’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and voting in person or notifying our Corporate Secretary that this appointment of proxy is revoked.

Dated: , 2011
Signature

Signature (if held jointly)

INSTRUCTION: Please sign exactly as your printed name appears above on this appointment of proxy.

Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.